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                                                                   EXHIBIT 10.40



                       AMENDMENT NO. 2 TO OPTION AGREEMENT

        This Amendment No. 2 to Option Agreement, dated as of March __, 1998, is entered into by and between Decora Industries, Inc., a Delaware corporation ("Optionor"), and Nathan Hevrony ("Optionee").

                                 R E C I T A L S

        A. Optionor has entered into an option agreements dated August 15, 1994 (the "Option Agreement"), which was amended as of August 8, 1996, copies of which are attached hereto as Exhibit A and incorporated by reference.

        B. Optionor now desires to further amend the Option Agreement in consideration of the Optionee's accomplishments on behalf of Optionor during the last several years, including the acquisition of its Hornschuch subsidiary and the pending acquisition of assets from Rubbermaid.

        NOW, THEREFORE, the parties hereto agree as follows:

        Section 2.A of the Option Agreement is hereby amended to read as follows:

        A. From the date hereof to August 14, 2001, Optionee shall have the right and option to purchase, at $1.50 per share, and Optionor shall have the obligation to issue to Optionee, 400,000 shares of the Optionor's common stock and shall vest as follows: 150,000 such options shall vest if at any time during the option period the average closing Stock price is $2.00 per share or greater for 30 consecutive days, 250,000 shall vest if at anytime during the option period the average closing Stock price is $3.00 per share or greater for 30 consecutive days until May 31, 2001. Such number of shares and exercise price shall be on a pre-split basis and will be adjusted accordingly for the one for five reverse split which was effective on or about December 29, 1997.

        IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Option Agreement as of the date first written above.


OPTIONOR                                     OPTIONEE

DECORA INDUSTRIES, INC.                      NATHAN HEVRONY
a Delaware corporation

By:                                          /s/ NATHAN HEVRONY
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Its:
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